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                                                                    EXHIBIT 23.3

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of
 Allied World Assurance Company Holdings, Ltd
(formerly Allied World Assurance Holdings, Ltd)

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-135464 of our report dated March 2, 2006 (July 7, 2006 as to Note 15), relating to the consolidated financial statements of Allied World Assurance Company Holdings, Ltd (formerly Allied World Assurance Holdings, Ltd) and subsidiaries, appearing in the Prospectus, which is a part of such Registration Statement, and of our report dated March 2, 2006 (July 7, 2006 as to the effects of the stock split described in Note 6) relating to the financial statement schedules appearing elsewhere in such Registration Statement.

We consent to the reference to us under the heading of "Experts" in such Prospectus.

/s/ Deloitte & Touche

Hamilton, Bermuda
July 17, 2006